Exhibit 99.1

NEWS RELEASE

For Immediate Release

Contacts:

Medarex, Inc.	Bristol-Myers Squibb Company
Laura S. Choi Investor Relations Phone: +1-609-430-2880, x2216	Kathy Baum Corporate Affairs Phone : +1-609-252-4227
Jean Mantuano	John Elicker
Corporate Communications (media)	Investor Relations
Phone: +1-609-430-2880, x2221	Phone : +1-212-546-3775

Bristol-Myers Squibb and Medarex

Provide Additional Information to FTC

Princeton, N.J.; December 10, 2004 – Bristol-Myers Squibb Company (NYSE: BMY) and Medarex, Inc. (Nasdaq: MEDX) today announced that the Federal Trade Commission (FTC) has requested an extension of the review period in connection with the recently announced global development and commercialization collaboration for MDX-010, a fully human antibody investigational product targeting the CTLA-4 receptor that is currently in Phase III clinical development for the treatment of metastatic melanoma.  The two companies are cooperating with the request and are providing, on a voluntary basis, certain additional information to the FTC related to the filing of their notification and report forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.  In order to provide the FTC staff additional time to consider the new information being supplied by the companies, Bristol-Myers Squibb has elected to withdraw and refile its Hart-Scott-Rodino filing.  It is now expected that the FTC review period will expire in January 2005.

About Bristol-Myers Squibb

Bristol-Myers Squibb is a global pharmaceutical and related health care products company whose mission is to extend and enhance human life.

About Medarex

Medarex is a biopharmaceutical company focused on the discovery and development of fully human antibody-based therapeutics to treat life-threatening and debilitating diseases, including cancer, inflammation, autoimmune and infectious diseases. Medarex applies its UltiMAb™ technology and product development and clinical manufacturing experience to generate, support and potentially commercialize a broad range of fully human antibody products for itself and its partners. Twenty-one of these therapeutic products derived from Medarex technology are currently in human clinical testing, with the most advanced candidate currently in a Phase III clinical trial. Medarex is committed to building value by developing a diverse pipeline of antibody products to address the world’s unmet healthcare needs. For more information about Medarex, visit its website at www.medarex.com.

For Bristol-Myers Squibb

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding product development.  Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. Among other risks, there can be no guarantee that MDX-010 will be submitted for regulatory approval, will receive regulatory approval, or, if approved, will be commercially successful. No forward-looking statement can be guaranteed.  Forward-looking statements in this press release should be evaluated together with the many uncertainties that affect Bristol-Myers Squibb’s business, particularly those identified in the cautionary factors discussion in Bristol-Myers Squibb’s Annual Report on Form 10-K for the year ended December 31, 2003 and in our Quarterly Reports on Form 10-Q.  Bristol-Myers Squibb undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

For Medarex

Except for the historical information presented herein, matters discussed herein may constitute forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements.  Statements that are not historical facts, including statements preceded by, followed by, or that include the words “potential”; “believe”; “anticipate”; “intend”; “plan”; “expect”; “estimate”; “could”; “may”; or similar statements are forward-looking statements. Medarex disclaims, however, any intent or obligation to update these forward-looking statements. Risks and uncertainties include the possibility of further delays occasioned by Federal Trade Commission review of the collaboration between Bristol-Myers Squibb and Medarex, which may cause the timing of the collaboration to differ from the timetable described herein, or the possibility that the FTC may impose conditions on the closing of the agreement between Bristol-Myers Squibb and Medarex, as well as risks detailed from time to time in Medarex’s public disclosure filings with the U.S. Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and subsequent Quarterly Reports on Form 10-Q.  Copies of Medarex’s public disclosure filings are available from its investor relations department.

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